                                                                    EXHIBIT 15.3


                         CONSENT OF MET-CHEM CANADA INC.


Montreal, March 30, 2005


SECURITIES AND EXCHANGE COMMISSION               ONTARIO SECURITIES COMMISSION
450 Fifth St. N. W.                              Suite 1903, Box 55
Washington, DC 20259                             20 Queen Street West
USA                                              Toronto, Ontario M5H 3S8


SUBJECT:        Our reports dated April 2001
                MINERAL RESERVES AND RESOURCES

We hereby consent to the inclusion of references to our reports dated April 2001, regarding the mineral reserves and resources of the Copper Rand 5000, Cedar Bay, Corner Bay Inner Block Deposit, Eastmain Property, Bachelor Lake Property, Chevrier Property and Discovery Property, which appear under Item 4 in the Annual Report on Form 20-F of Campbell Resources Inc. (the "Corporation") for the year ended December 31st, 2004.

We also consent to the incorporation by reference of our report in the Registration Statements on Form S-8 (registration Nos. 33-2896, 33-91824, 333-93063 and 333-6236) pertaining to the Corporation's Employee Incentive Plan and Directors' Stock Option Plan.

MET-CHEM CANADA INC.





(s) Subbiah Srinivasan
-----------------------------------------------------
Subbiah Srinivasan, Eng
Vice-President and Managing Director